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                                                                     EXHIBIT 3.3



                          CERTIFICATE OF AMENDMENT OF
                        THE ARTICLES OF INCORPORATION OF
                            POWELL INDUSTRIES, INC.



         The undersigned, Thomas W. Powell and J. F. Ahart, the President and Secretary, respectively, of Powell Industries, Inc., a corporation organized and existing under and pursuant to the laws of the State of Nevada (the "Corporation"), hereby certify:

         FIRST: That Article Fifth of the Articles of Incorporation of the Corporation is amended to read as follows:

                  FIFTH: The Corporation is authorized to issue a total of 35,000,000 shares, of which 30,000,000 shall be a class designated "Common Stock" and 5,000,000 shall be a class designated "Preferred Stock." The shares of each class shall have a par value of one cent ($.01) per share. Holders of Common Stock are granted voting rights equal to one vote per share.

                  The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to prescribe or alter the number of series of Preferred Stock, and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each series of Preferred Stock.

                  Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock, or otherwise. Upon any liquidation of the Corporation, and after the holders of the Preferred Stock of each series shall have been paid in full amounts to which they respectively shall be entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock, to the exclusion of the holders of the Preferred Stock.

                  No holder of shares of the Corporation shall be entitled to subscribe for, purchase or receive any new or additional shares of any class, whether now or hereafter authorized, or any other securities convertible into, or carrying options or warrants to purchase shares of any class, but all such securities may be issued to such persons and on such terms as the Board of Directors may deem advisable.


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                  SECOND: That the Board of Directors of the Corporation, by
         resolutions duly adopted at a meeting held on January 10, 1997, declared the advisability of such amendment and submitted it to the stockholders for approval.

                  THIRD: That the holders of a majority of the Common Stock of the Corporation, the only outstanding class of stock of the Corporation, which holders are entitled to exercise a majority of the voting power of the outstanding stock entitled to vote thereon, voted for such amendment at the annual meeting of the stockholders of the Corporation held on March 14, 1997.

                  DATED as of the ____ day of April, 1997.



                                         POWELL INDUSTRIES, INC.



                                         By:
                                            --------------------------------
                                               Thomas W. Powell, President



                                         By:
                                            --------------------------------
                                               J. F. Ahart, Secretary





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THE STATE OF TEXAS                )
                                  )
COUNTY OF HARRIS                  )

         This instrument was acknowledged before me on the ______ day of April, 1997, by Thomas W. Powell, President of Powell Industries, Inc., on behalf of said corporation.



                                        ------------------------------------
                                        Notary Public, State of Texas
                                        Name:
                                             -------------------------------
                                        My Commission Expires:
                                                              --------------

THE STATE OF TEXAS                )
                                  )
COUNTY OF HARRIS                  )


         This instrument was acknowledged before me on the ______ day of April, 1997, by J. F. Ahart, Secretary of Powell Industries, Inc., on behalf of said corporation.



                                        ------------------------------------
                                        Notary Public, State of Texas
                                        Name:
                                             -------------------------------
                                        My Commission Expires:
                                                              --------------